Exhibit 10.9.2
AMENDMENT NO. 2 TO
1998 STOCK OPTION AND INCENTIVE PLAN
     The Trinity Industries, Inc. 1998 Stock Option and Incentive Plan (the “1998 Plan”) is hereby amended as follows:
     1. The first two sentences of Section 4 of the Plan shall be deleted in their entirety and replaced with the following:
          4. “Shares Subject to Plan. The maximum number of Shares that may be issued pursuant to Awards under this Plan shall not exceed 3,800,000 unless such maximum shall be increased or decreased by reason of changes in capitalization of the Company as hereinafter provided. Notwithstanding the foregoing, no more than 1,000,000 Shares available for Awards shall be issued in the aggregate as Restricted Stock or in satisfaction of Performance Awards or Other Awards, subject to adjustment as provided in Section 20 hereof.”
     2. Except as expressly set forth in this Amendment to the 1998 Plan, the 1998 Plan is hereby ratified and confirmed without modification.
     3. The effective date of this Amendment to the 1998 Plan shall be July 31, 2001.
     IN WITNESS WHEREOF, the Company has caused this Amendment to be executed by a duly authorized officer of the Company as of July 31, 2001.

TRINITY INDUSTRIES, INC.

By:	/s/ Michael G. Furtado